Exhibit 5.2

Pearl Cohen Zedek Latzer Baratz, LLP
Advocates, Patent Attorneys & Notaries

September 15, 2017

BiondVax Pharmaceuticals Ltd.

14 Einstein Street

Nes Ziona, Israel, 74036

Re: BiondVax Pharmaceuticals Ltd.

Ladies and Gentlemen,

We have acted as counsel for BiondVax Pharmaceuticals Ltd., an Israeli company (the “Company”), in connection in connection with the offering by the Company of 1,500,000 American Depositary Shares (the “ADS“s), and each ADS representing forty (40) ordinary shares of the Company, NIS 0.0000001 par value each (“Shares”) and 166,667 ADSs representing 6,666,680 Shares issuable upon the exercise of the underwriter’s overallotment option, under that certain underwriting agreement dated as of September 13, 2017, by and among Joseph Gunnar & Co., LLC, as Representative of the underwriters named on Schedule I thereto (the “Agreement”), pursuant to a registration statement on Form F-3 (File No. 333-214439) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on November 29, 2016 and December 12, 2016 (the “Base Prospectus”), including the prospectus contained therein, as supplemented by the preliminary prospectus supplement dated September 13, 2017 and the final prospectus supplement dated September 15, 2017, in each case as filed by the Company with the SEC pursuant to Rule 424(b)(5) under the Securities Act (collectively, the “Prospectus”). The ADSs will be issued pursuant to a Deposit Agreement dated as of May 11, 2015 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all owners and holders of ADSs of the Company issued thereunder.

The ADS’s are referred herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

We have assumed further that at the time of the issuance and sale of any of the Offered Securities, the terms of the Offered Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Pearl Cohen Zedek Latzer Baratz, LLP
Advocates, Patent Attorneys & Notaries

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that When the ADSs are issued in accordance with the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such ADSs will be duly and validly issued and will entitle the holders thereof to the rights specified therein.

In connection with the opinion expressed below, such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Company’s Current Report on Form 6-K to be filed with the Commission on or about September 15, 2017, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

This opinion is being delivered to you for your information in connection with the above matter and addresses matters only as of the date hereof.

Very truly yours,

Pearl Cohen Zedek Latzer Baratz LLP